AMENDMENT NO. 12 TO SCHEDULE A

         Terms used in the Schedule and not defined herein shall have the meaning specified in the AMENDED AND RESTATED SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated July 1, 1991, and as amended from time to time (the "Agreement"). Payments under the Agreement to CSC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Amendment No. 11 to Schedule A shall be effective as of October 19, 1998, and supersedes the original Schedule A and Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 to Schedule A.

         1. Each Fund that is a series of the Trust shall pay CSC for the services to be provided by CSC under the Agreement an amount equal to the sum of the following:

 (a)      The Fund's Share of CSC Compensation
          PLUS
 (b)      The Fund's Allocated Share of CSC Reimbursable Out-of-Pocket Expenses.

In addition, CSC shall be entitled to retain as additional compensation for its services all CSC revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due CSC from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

         2. All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

         3.       Definitions

                  "Allocated Share" for any month means that percentage of CSC Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                  "CSC Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Fund by CSC for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CSC on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and
                  (iii) fees paid by CSC or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                  "Distributor Fees" means the amount due CSC pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

                  "Fund" means each of the open-end investment companies advised or administered by CMA that are series of the Trusts which are parties to the Agreement including The Crabbe Huson Special Fund, Inc.

                  "Fund's Share of CSC Compensation" for any month means 1/12 of the following applicable percentage of the average daily closing value of the total net assets of such Fund for such month:

                    Fund                                             Percent

                    Equity Funds:                                    0.2364
                          The Colonial Fund
                          Colonial Select Value Fund
                          Colonial U.S. Growth & Income Fund
                          Colonial Global Equity Fund
                          Colonial International Horizons Fund
                          Colonial Small Cap Value Fund
                          Colonial Aggressive Growth Fund
                          Colonial Equity Income Fund
                          Colonial International Equity Fund
                          Stein Roe Advisor Tax-Managed Growth Fund
                          [SoGen] Gold Fund
                          [SoGen] Global Fund
                          [SoGen] Overseas Fund
                          [SoGen] European Fund


                    Taxable Bond Funds:                               0.17
                          Colonial Intermediate U.S. Government Fund
                          Colonial Short Duration U.S. Government Fund
                          Colonial Federal Securities Fund
                          Colonial Income Fund

                    Tax-Exempt Funds                                 0.135
                          Colonial Tax-Exempt Insured Fund
                          Colonial Tax-Exempt Fund
                          Colonial High Yield Municipal Fund
                          Colonial California Tax-Exempt Fund
                          Colonial Connecticut Tax-Exempt Fund
                          Colonial Florida Tax-Exempt Fund
                          Colonial Intermediate Tax-Exempt Fund
                          Colonial Massachusetts Tax-Exempt Fund
                          Colonial Michigan Tax-Exempt Fund
                          Colonial Minnesota Tax-Exempt Fund
                          Colonial New York Tax-Exempt Fund
                          Colonial North Carolina Tax-Exempt Fund
                          Colonial Ohio Tax-Exempt Fund


                    Fund                                           Percent

                    Money Market Funds:                             0.20
                          Colonial Government Money Market Fund
                          Colonial Municipal Money Market Fund

                    Others:
                          Colonial High Yield Securities Fund       0.25
                          Colonial Strategic Income Fund            0.20
                          Colonial Utilities Fund                   0.20
                          Colonial Strategic Balanced Fund          0.236
                          Colonial Global Utilities Fund            0.20
                          Newport Tiger Fund                        0.236
                          Newport Tiger Cub Fund                    0.236
                          Newport Japan Opportunities Fund          0.236
                          Newport Greater China Fund                0.236
                          Newport Asia Pacific Fund                 0.236
                          Crabbe Huson Small Cap Fund               0.2366
                          Crabbe Huson Equity Fund                  0.2364
                          Crabbe Huson Real Estate Investment Fund 0.236 Crabbe Huson Managed Income & Equity Fund 0.174
                          Crabbe Huson Oregon Tax-Free Fund         0.17
                          Crabbe Huson Contrarian Income Fund       0.174
                          The Crabbe Huson Special Fund, Inc.       0.


Agreed:

EACH TRUST ON BEHALF OF EACH FUND DESIGNATED
         IN APPENDIX I FROM TIME TO TIME


By:      __________________________________________
         Nancy L. Conlin, Secretary

LIBERTY FUNDS SERVICES, INC.


By:      ________________________________________
         Mary D. McKenzie, President

COLONIAL MANAGEMENT ASSOCIATES, INC.


By:      ________________________________________
         Nancy L. Conlin, Senior Vice President




                                                   EXHIBIT 1

                                         METHODOLOGY OF ALLOCATING CSC
                                      REIMBURSABLE OUT-OF-POCKET EXPENSES


1.CSC Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

  A. Identifiable           Based on actual services performed and invoiced
                            to a Fund.

  B. Unidentifiable         Allocation will be based on three evenly weighted
                            factors.

                         -    number of shareholder accounts

                         -    number of transactions

                         -    average assets



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 4. The applicable percentage shall be reduced from 0.25% to 0.236% commencing
    October 1997, through successive, cumulative quarterly reductions of 0.014%/4. Thereafter the applicable percentage shall remain at 0.236%.

5 The applicable percentage shall be reduced from 0.14% to 0.13% during 1997 through successive, cumulative monthly reductions of 0.01%/12. Thereafter the applicable percentage shall remain at 0.13%.

6 With respect to the net assets attributable to the Class A, B and C shares. With respect to the net assets attributable to the Class I shares, the fee is 0.0025%.